EXHIBIT 4.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated October 7, 2008, with respect to the statements of condition including the related portfolios of Multi-Strategy
Series: Core Equity Allocation Portfolio 2008-4, Enhanced Index Strategies Portfolio 2008-4, Focus Value Portfolio, Series 29, Birinyi Equity Select Trust, Series 21, Large Cap Growth Strategy Portfolio 2008-4, Large Cap Value Strategy Portfolio 2008-4 and GARP Strategy Portfolio 2008-4 (included in Van Kampen Unit Trusts, Series 801) as of October 7, 2008, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-153142) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                              GRANT THORNTON LLP


New York, New York
October 7, 2008